                                                                    Exhibit 4(l)



                              BLAKE DAWSON WALDRON
                                     LAWYERS

                              AMENDED AND RESTATED
                           LIHIRIAN EQUITY SETTLEMENT
                                    AGREEMENT

                  MINERAL RESOURCES DEVELOPMENT COMPANY LIMITED

                         MINERAL RESOURCES LIHIR LIMITED

                               LIHIR GOLD LIMITED

                            EUROPEAN INVESTMENT BANK

                                27 January 2006

                                   4th Floor
                              Mogoru Moto Building
                                  (PO Box 850)
                                  Port Moresby
                            Telephone: (675) 309 2000
                              Fax: (675) 309 2099

                   REF: 020411 RAF LIHIR SETTLEMENT AGREEMENT
                    (AMENDED AND RESTATED - PREPAYMENT) DRAFT
                                 6(CLEANBIS).DOC

                          (C) Blake Dawson Waldron 2004

                                    CONTENTS

1.  INTERPRETATION                                                             4
    1.1  Definitions                                                           4
    1.2  Rules for interpreting this agreement                                 5

2.  AMENDMENT AND RESTATEMENT OF FIRST SETTLEMENT AGREEMENT                    6

3.  CONDITION PRECEDENT TO PERFORMANCE                                         6
    3.1  Obligations subject to condition                                      6
    3.2  Condition                                                             6

4.  UNDERTAKINGS BY LGL                                                        7
    4.1  Community Support Grant                                               7

5.  UNDERTAKINGS BY MRL                                                        7
    5.1  Sell-down of MRL Sale Shares                                          7

6.  UNDERTAKINGS BY MRDC                                                       8
    6.1  Satisfaction by MRL of MRDC On-Lending Agreement                      8

7.  UNDERTAKINGS BY EIB                                                        8
    7.1  Discharge of MRL Share Mortgage and Satisfaction by MRDC and MRL
         of EIB Finance Contract                                               8

8.  CONFIDENTIALITY AND ANNOUNCEMENTS                                          9
    8.1  General                                                               9

9.  NOTICES                                                                    9

10. AMENDMENT AND ASSIGNMENT                                                  10

11. GENERAL                                                                   10
    11.1 Governing law                                                        10
    11.2 Liability for expenses                                               10
    11.3 Giving effect to this agreement                                      10
    11.4 Waiver of rights                                                     10
    11.5 Operation of this agreement                                          10
    11.6 Counterparts                                                         10
    11.7 Attorneys                                                            11

ANNEXURE A

     Release of Security

ANNEXURE B

     Method for Calculating Capital Gains Amount

            AMENDED AND RESTATED LIHIRIAN EQUITY SETTLEMENT AGREEMENT

DATE 27 January 2006

PARTIES

     MINERAL RESOURCES DEVELOPMENT COMPANY LIMITED of First Heritage Centre, Islander Way, Waigani, NCD ("MRDC")

     MINERAL RESOURCES LIHIR LIMITED of First Heritage Centre, Islander Way, Waigani, NCD ("MRL")

     LIHIR GOLD LIMITED of Lihir Island, New Ireland Province ("LGL")

     EUROPEAN INVESTMENT BANK of 100 Boulevard Konrad Adenauer, Luxembourg
     ("EIB")

RECITALS

A. MRL holds 77,169,431 ordinary shares in LGL (representing 6.01% of the issued share capital) on trust for the beneficiaries under the Trust (as defined below), who are Lihirian landowners.

B. MRL financed its acquisition of shares in LGL during 1995 in part using funds borrowed by MRDC from EIB under the EIB Finance Contract, which were on-lent by MRDC to MRL under the MRDC On-Lending Agreement.

C. In the absence of dividend income from LGL, MRL has not been able to make repayments of principal and payments of interest to MRDC under the MRDC On-Lending Agreement, and MRL has not paid management fees and associated administrative costs to MRDC.

D. Notwithstanding the non-payments referred to in Recital C, MRDC has made repayments of principal due on 15 December 2001 and 15 December 2002 to EIB and paid interest to EIB under the EIB Finance Contract.

E. EIB agreed to reschedule to 30 June 2004 the instalment of principal and related interest which was due to be repaid by MRDC to EIB on 15 December 2003 (the "15 DECEMBER 2003 INSTALMENT").

F. LGL has paid MRDC from the LGL Community Support Grant (as defined below) an amount equal to the 15 December 2003 instalment and MRDC has paid this amount to EIB on 30 June 2004.

G. EIB agreed to waive any penalty interest payment, which would otherwise have been due from MRDC as a result of the late payment of the 15 December 2003 instalment.

H. MRDC paid the 15 December 2004 amount of principal and interest under the EIB Finance Contract (being the sum of Euros 1,681,751.84 (which was equivalent to USD2,189,153.68)) without reimbursement from MRL under the MRDC On-Lending Agreement.

I. The purpose of the First Settlement Agreement was to establish a means for MRDC to meet its liability to repay the further instalments of principal and pay interest under the ETB Finance Contract, through the setting up and funding of an investment account in the name of EIB.

J. It has now been agreed by all parties that the First Settlement Agreement will be amended and restated to the intent that:

     (i) MRL will sell the MRL Sale Shares the net proceeds of which will be utilised to enable MRL to repay all its outstanding indebtedness to MRDC under the MRDC On-Lending Agreement and for MRDC to repay all its indebtedness to EIB under the EIB Finance Contract including a capital gain calculated in accordance with the principles set out in the EIB Finance Contract;

     (ii) MRDC and MRL will each be released from their respective obligations under the EIB Finance Contract, upon the prepayment referred to in Recital J (i) above; and

     (iii) MRL will be released by MRDC from its obligations under the MRDC On-Lending Agreement, upon the prepayment referred to in Recital J (i) above.

K.   This agreement will replace the First Settlement Agreement in its entirety.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply in this agreement (including its Recitals):

     "BUSINESS DAY" means a day on which banks are open for business.

     "CAPITAL GAINS AMOUNT" is defined in paragraph 2 of Annexure B to this agreement.

     "COMPLETION OF SELLDOWN" has the meaning given in clause 5.1(d).

     "EIB ACCOUNT" means the account in the name of the European Investment Bank held at Deutsche Bank AG, Frankfurt, account number DE62500700100938194800, Swift Code DEUTDEFFXXX.

     "EIB FINANCE CONTRACT" means the Finance Contract dated 28 December 1995, amended by letters of amendment dated 26th February 1997 and 6th December 2004, between EIB (as lender), MRDC (as borrower) and MRL (as obligor).

     "EUROS" means the currency of the European Union.

     "FIRST SETTLEMENT AGREEMENT" means the Lihirian Equity Settlement Agreement entered into between the same parties hereto and dated 6 December 2004.

     "MRDC ON-LENDING AGREEMENT" means the On-Lending Agreement dated 12 July 1996 as amended by a letter of amendment dated 6 December 2004, between MRDC (as lender) and MRL (as borrower).

     "MRDC PAYMENT" means the sum of US $1,659,896.72, being an agreed sum representing the outstanding principal and interest owed by MRL to MRDC, (less the balance of the community support grant payable to MRDC by LGL pursuant to clause 4.1(c)), on or prior to 15 December 2004 under the MRDC On-Lending Agreement;

     "MRL SHARE MORTGAGE" means the Share Mortgage (LGL Shares) dated 14 January 1998 between MRL (as mortgagor), EIB (as mortgagee) and MRDC (as borrower) which is registered in Papua New Guinea as company charge No. 10991.

     "MRL SALE SHARES" means such number of ordinary shares in LGL the Net Proceeds (taking into account broker's fees and other charges) of sale of which equals the aggregate of: (i) the PCG Payment and (ii) the MRDC Payment.

     "NET PROCEEDS" is defined in paragraph 1 of Annexure B to this agreement.

     "PCG PAYMENT" means the sum of the Prepayment Amount and the Capital Gains Amount, as notified by EIB to the broker and MRL, as referred to in clause 5.1(c).

     "PREPAYMENT AMOUNT" means that amount in Euros that is notified by the EIB as being an amount that, provided it is deposited in full into the EIB Account within 5 Business Days of EIB's notification, will be sufficient to prepay the entire amount of the outstanding loan repayments (comprising both principal and interest) of MRDC under Schedule C of the EIB Finance Contract, commencing with the 15 December 2005 instalment up to the final repayment instalment on 15 December 2015, (it being noted that the Prepayment Amount payable on 16 January 2006 (excluding any Capital Gains Amount) is EUR16,342,203.31).

     "TRUST" means the trust known as the Lihirian Equity Trust constituted by the Trust Deed.

     "TRUST DEED" means the trust deed dated 14 August 1997 between Robin Moaina (as settlor) and MRL (as trustee).

     "TRUST FUND" means the assets of the Trust.

1.2  RULES FOR INTERPRETING THIS AGREEMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this agreement, except where the context makes it clear that a rule is not intended to apply.

     (a)  A reference to:

          (i) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

          (ii) a party to this agreement or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

          (iii) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (iv) anything (including a right, obligation or concept) includes each part of it.

     (b)  A singular word includes the plural, and vice versa.

     (c)  A word which suggests one gender includes the other genders.

     If a word is defined, another part of speech has a corresponding meaning.

2.   AMENDMENT AND RESTATEMENT OF FIRST SETTLEMENT AGREEMENT

     It is hereby agreed that, upon the date (hereinafter the "EFFECTIVE DATE") upon which the last signatory signs this agreement:

     (a) the terms of this Amended and Restated Lihrian Equity Settlement Agreement shall hereby replace the terms of the First Settlement Agreement in their entirety; and

     (b) this agreement shall contain the entire agreement between the parties about the particular matters it covers and any previous understanding, agreement, representation or warranty, including, but not limited to, the First Settlement Agreement, relating to those matters (in particular clauses 1, 2, 3 and 4 of the Heads of Agreement dated 28 March 2003 between some of the parties) is hereby replaced by this agreement and has no further effect.

3.   CONDITION PRECEDENT TO PERFORMANCE

3.1  OBLIGATIONS SUBJECT TO CONDITION

     The obligations of the parties under clauses 4, 5, 6, 7 and 8 do not become binding until the conditions set out in clause 3.2 are satisfied.

3.2  CONDITION

     The conditions referred to in clause 3.1 are that:

     (a) the Bank of Papua New Guinea grants exchange control authority under the Central Banking (Foreign Exchange and Gold) Regulation for (inter alia) MRL to transmit some of the MRL Sale Shares to the Australian share register of MRL and to sell them to persons not resident in Papua New Guinea; and

     (b) MRDC notifies the other parties that it and MRL have obtained all other approvals necessary to enter into this agreement and perform the transactions contemplated by its terms (or alternatively that they require no other approvals to do so).

4.   UNDERTAKINGS BY LGL

4.1  COMMUNITY SUPPORT GRANT

     At the request of MRL, LGL agrees to give the following amounts by way of a voluntary community support grant (of which the parts referred to in paragraphs (a) and (b) have already been paid) to MRDC:

     (a) K3,532,759 representing 50% of the debt incurred by MRL to MRDC resulting from the MRDC repayment made to EIB in December 2002;

     (b) USD2,105,743.04 representing the amount of principal and interest payable by MRDC under the EIB Finance Contract up to 30 June 2004; and

     (c) an amount of US$529,256.96 being the balance of the community support grant.

5.   UNDERTAKINGS BY MRL

5.1  SELL-DOWN OF MRL SALE SHARES

     (a) MRL will forthwith engage a broker to sell on its behalf, and to accept (as its sales agent) payment of the purchase price into its broker's bank account for the MRL Sale Shares and may instruct that broker to sell the MRL Sale Shares in one lot no later than 31 January 2006 or such later date as may be agreed by EIB.

     (b) MRL will, through its sale broker, seek to obtain the best price reasonably obtainable on market for the MRL Sale Shares and as soon as a price is prospectively agreed notify EIB.

     (c) MRL will instruct the broker to pay directly from the broker's client account into the EIB Account, on the same day as settlement of the sale of the MRL Sale Shares takes place, the PCG Payment, which has been notified and agreed between MRL and/or MRDC and EIB, based on the prospective sale price. The Capital Gains Amount element of the PCG Payment shall be agreed between EIB and MRL and/or MRDC in accordance with Annexure B.

     (d) For the purposes of this agreement, "COMPLETION OF THE SELLDOWN" occurs when MRL has sold the MRL Sale Shares and:

          (i) in the case of EIB, EIB confirms to MRL that it has received payment of the PCG Payment into the EIB Account; and

          (ii) in the case of MRDC, MRDC confirms to MRL that it has received payment of the MRDC Payment.

     (e) MRL agrees that once it has been notified of the Completion of the Selldown by MRDC, it will no longer have any rights or obligations under the MRDC On-Lending Agreement and that the MRDC On-Lending Agreement shall be irrevocably cancelled and discharged.

6.   UNDERTAKINGS BY MRDC

6.1  SATISFACTION BY MRL OF MRDC ON-LENDING AGREEMENT

     From the date upon which MRDC notifies MRL of the Completion of the Selldown, MRDC hereby irrevocably:

     (a) releases MRL from all liability arising under, or in connection with, the MRDC On-Lending Agreement; and

     (b) agrees that the MRDC On-Lending Agreement shall be hereby irrevocably cancelled and discharged.

7.   UNDERTAKINGS BY EIB

7.1 DISCHARGE OF MRL SHARE MORTGAGE AND SATISFACTION BY MRDC AND MRL OF EIB FINANCE CONTRACT

     Subject to clause 7.2, prior to the sale of the MRL Sale Shares, EIB will release all the Mortgaged Property (as defined in the MRL Share Mortgage) from the MRL Share Mortgage and discharge MRL and MRDC from all liability under the MRL Sale Mortgage (save for the liabilities assumed by MRDC and MRL under Article 7 of the MRL Share Mortgage) in the form of the Release of Security set out in Annexure A.

7.2 EIB's agreement under clause 7.1 above to release and discharge the MRL Share Mortgage is subject to receipt by EIB of such evidence, in form and substance satisfactory to EIB, that the PCG Payment will be paid to EIB from Net Proceeds of the sale of MRL Sale Shares or other MRL shares.

     Such evidence may include (but without limitation) confirmation or other evidence from the selling broker as to: (i) sale price per share, (ii) the total purchase price, (iii) the expected or realised Net Proceeds and (iv) the settlement date(s), in each case in respect of MRL Sale Shares or other MRL shares, together with such payment undertaking or undertakings or other assurances from MRL and/or MRDC, in respect of the PCG Payment, as EIB may in the circumstances deem to be necessary.

7.3 From the date upon which EIB notifies the parties of the Completion of the Selldown, EIB hereby:

     (a) irrevocably releases MRDC from all payment obligations, and MRL from all project obligations, arising under, or in connection with, the EIB Finance Contract; and

     (b) agrees that the EIB Finance Contract shall be irrevocably cancelled and discharged.

8.   CONFIDENTIALITY AND ANNOUNCEMENTS

8.1  GENERAL

     Each party must treat the existence and terms of this agreement confidentially and no announcement or communication relating to the negotiations of the parties, the existence, subject matter or terms of this agreement or the manner of its implementation may be made or authorised by a party:

     (a) unless the other parties have first given their written approval;

     (b) the disclosure is to the party's employees, consultants, professional advisers, bankers, financial advisers or financiers or to a person whose consent is required under this agreement or for a transaction contemplated by it and those persons undertake to keep confidential any information so disclosed; or

     (c) the disclosure is made to comply with any applicable law or requirement of any government agency or regulatory body (including any relevant stock exchange).

9.   NOTICES

     (a) A notice, consent or other communication under this agreement is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

     (b) A person's address and fax number are those set out below, or as the person notifies the sender:

MRDC ADDRESS    1st Floor, First Heritage Centre, Waigani Drive, Waigani NCD
Postal Address: PO Box 1076, Port Moresby, NCD, Papua New Guinea
Fax number:     +675 325 2633

MRL ADDRESS:    1st Floor, First Heritage Centre, Waigani Drive, Waigani NCD
Postal Address: PO Box 1076, Port Moresby, NCD, Papua New Guinea
Fax number:     +675 325 2633

LGL ADDRESS:    7th Floor, Pacific Place, corner Douglas Street and Champion
                Parade, Port Moresby NCD
Postal Address: PO Box 789, Port Moresby, NCD
Fax number:     +675 321 4705

EIB ADDRESS:    100 Boulevard Konrad Adenauer
Postal Address: L-2950 Luxembourg
Fax number:     +352 43 77 04

10.  AMENDMENT AND ASSIGNMENT

     (a) This agreement can only be amended, supplemented, replaced or novated by another agreement signed by the parties.

     (b) A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this agreement with the consent of each other party.

11.  GENERAL

11.1 GOVERNING LAW

     This agreement is governed by the law in force in Papua New Guinea.

11.2 LIABILITY FOR EXPENSES

     Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this agreement.

11.3 GIVING EFFECT TO THIS AGREEMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this agreement.

11.4 WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and:

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

     (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

11.5 OPERATION OF THIS AGREEMENT

     (a) Any right that a person may have under this agreement is in addition to, and does not replace or limit, any other right that the person may have.

     (b) Any provision of this agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this agreement enforceable, unless this would materially change the intended effect of this agreement.

11.6 COUNTERPARTS

     This agreement may be executed in counterparts.

11.7 ATTORNEYS

     Each person who executes this agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

EXECUTED as an agreement.

THE COMMON SEAL of MINERAL RESOURCES
DEVELOPMENT COMPANY LIMITED,
the fixing of which was witnessed by:

                                  (DESCRIPTION)


/s/ Aleena Bird                         /s/ J.F. Kaupa
-------------------------------------   ----------------------------------------
Signature of secretary                  Signature of director/

ALEENA BIRD                             J.F. Kaupa Managing Director
Name                                    Name


THE COMMON SEAL of MINERAL RESOURCES
LIHIR LIMITED, the fixing of which
was witnessed by:

                                  (DESCRIPTION)


/s/ Mark Soipang                        /s/ Aleena Bird
-------------------------------------   ----------------------------------------
Signature of director                   Signature of /secretary

Mark Soipang                            ALEENA BIRD
Name                                    Name


SIGNED FOR AND ON BEHALF of LIHIR
GOLD LIMITED, by an authorised
officer in the presence of:


/s/ Murray Eagle                        /s/ Mark Laurie
-------------------------------------   ----------------------------------------
Signature of witness                    Signature of authorised officer

MURRAY EAGLE                            MARK LAURIE
Name                                    Name

                                        COMPANY SECRETARY
                                        Title

SIGNED by
two authorised officers of the EUROPEAN
INVESTMENT BANK in the presence of:


                                        ----------------------------------------
                                        Signature of authorised officer


                                        /s/ D. Crush
-------------------------------------   ----------------------------------------
Signature of witness                    Name D. CRUSH
                                        Title HEAD OF DIVISION


/s/ Elena Fernandez                     /s/ N. Graham
-------------------------------------   ----------------------------------------
Name ELENA FERNANDEZ                    Name N. GRAHAM
     SECRETARY                          Title LEGAL COUNSEL

                                   ANNEXURE A

                              BLAKE DAWSON WALDRON
                                    LAWYERS

                              RELEASE OF SECURITY

                            EUROPEAN INVESTMENT BANK

                         MINERAL RESOURCES LIHIR LIMITED

                  MINERAL RESOURCES DEVELOPMENT COMPANY LIMITED

                                    4th Floor
                              Mogoru Moto Building
                                  (PO Box. 850)
                                  Port Moresby
                           Telephone: (675) 309 2000
                              Fax: (675) 309 2099

                                REF: 020411 RAF

                          (C) Blake Dawson Waldron 2004

                                    CONTENTS

1. INTERPRETATION                                                              1
   1.1 Definitions                                                             1
   1.2 Rules for interpreting this document                                    2

2. RELEASE                                                                     2
   2.1 Release and discharge                                                   2
   2.2 No effect on Facility Agreement                                         2

3. GENERAL                                                                     3
   3.1 Governing law                                                           3
   3.2 Liability for costs and taxes                                           3
   3.3 Giving effect to this document                                          3
   3.4 Counterparts                                                            3
   3.5 Attorneys                                                               3

                               RELEASE OF SECURITY

DATE ______ 2006

PARTIES

     EUROPEAN INVESTMENT BANK of 100 Boulevard Konrad Adenauer, Luxembourg (the "MORTGAGEE")

     MINERALS RESOURCES LIHIR LIMITED of First Heritage Centre, Islander Way, Waigani, NCD (the "MORTGAGOR")

     MINERAL RESOURCES DEVELOPMENT COMPANY LIMITED of First Heritage Centre, Islander Way, Waigani, NCD ("BORROWER")

RECITALS

A. The Mortgaged Property has been provided as security by the Mortgagor in favour of the Mortgagee.

B. Under clause 7 of the Lihirian Equity Settlement Agreement (and in pursuance of the mutual undertakings of the parties contained therein), the Mortgagee has agreed to release the Mortgaged Property and the liabilities of the Mortgagor and the Borrower under the MRL Share Mortgage (save for the liabilities under Article 7 of the MRL Share Mortgage) upon the sale of the MRL Sale Shares (as defined in the Lihirian Equity Settlement Agreement) sufficient for the purpose contemplated within the definition of MRL Sale Shares and otherwise as set out therein.

C. This Release is the form of release, for the purpose of Recital B above, annexed at Schedule A of the Lihirian Equity Settlement Agreement.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1  DEFINITIONS

     The definitions in the MRL Share Mortgage apply to this document and in addition the following definitions apply:

     "LIHIRIAN EQUITY SETTLEMENT AGREEMENT" means the Lihirian Equity Settlement Agreement between the Mortgagee, the Mortgagor, the Borrower and Lihir Management Company Limited dated 6th December 2004 and amended and re-stated on January 2006.

     "MRL SHARE MORTGAGE" means the Share Mortgage between the parties dated 14 January 1998 which is registered in Papua New Guinea as company charge No. 10991.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

     A reference to:

          (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

          (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

          (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

          (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (v) anything (including a right, obligation or concept) includes each part of it.

     A singular word includes the plural, and vice versa.

     A word which suggests one gender includes the other genders.

     If a word is defined, another part of speech has a corresponding meaning.

     If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

     The word "AGREEMENT" includes an undertaking or other binding arrangement or understanding, whether or not in writing.

2.   RELEASE

2.1  RELEASE AND DISCHARGE

     With effect form the date of this document, the Mortgagee releases all the Mortgaged Property from the MRL Share Mortgage and discharges the Mortgagor and the Borrower from all liability under the MRL Share Mortgage (save for the liabilities assumed by the Mortgagor and the Borrower under Article 7 of the MRL Share Mortgage).

2.2  NO EFFECT ON FACILITY AGREEMENT

     The Mortgagor and the Borrower acknowledge that nothing in this document affects their rights and obligations under the Facility Agreement.

3.   GENERAL

3.1  GOVERNING LAW

     This document is governed by the law in force in Papua New Guinea.

     Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

3.2  LIABILITY FOR COSTS AND TAXES

     Each party must pay its own expenses incurred in negotiating this document. The Borrower and the Mortgagor shall pay all duties and taxes payable on this document together with the costs of any notification or filing required to give effect to it.

3.3  GIVING EFFECT TO THIS DOCUMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

3.4  COUNTERPARTS

     This document may be executed in counterparts.

3.5  ATTORNEYS

     Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

EXECUTED as a deed.

THE COMMON SEAL of MINERAL
RESOURCES DEVELOPMENT COMPANY
LIMITED, the fixing of which was
witnessed by:

                                  (DESCRIPTION)


/s/ J.F. Kaupa                          /s/ Aleena Bird
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary

Name J.F. Kaupa                         ALEENA BIRD
     Managing Director                  Name


THE COMMON SEAL of MINERAL
RESOURCES LIHIR LIMITED, the fixing
of which was witnessed by:

                                   (DESCRIPTION)


                                        /s/ Aleena Bird
-------------------------------------   ----------------------------------------
Signature of director                   Signature of secretary

-------------------------------------   ALEENA BIRD
Name                                    Name

SIGNED BY
TWO AUTHORISED OFFICERS OF THE
EUROPEAN INVESTMENT BANK IN THE
PRESENCE OF:


SIGNATURE OF WITNESS                    ----------------------------------------
                                        Signature of authorised officer

-------------------------------------   ----------------------------------------
NAME                                    Name

-------------------------------------   ----------------------------------------
                                        Title


                                        ----------------------------------------
                                        Signature of authorised officer

-------------------------------------   ----------------------------------------
                                        Name

-------------------------------------   ----------------------------------------
                                        Title

                                   ANNEXURE B

                  METHOD FOR CALCULATING CAPITAL GAINS AMOUNT

THE PARTIES AGREE TO CALCULATE CAPITAL GAINS AS PREVIOUSLY AGREED UNDER THE EIB FINANCE CONTRACT, AS FOLLOWS:

1.   DEFINITIONS

     "Capital Gain" in respect of the MRL Sale Shares means the excess of the Net Proceeds per share (measured in USD) over the Base Issue Price of USD
     1.11 multiplied by the number of MRL Sale Shares the aggregate Net Proceeds of which equals the Prepayment Amount.

     "Net Proceeds" means any capital sum received by MRL on sale (through its broker) or other disposal of the MRL Sale Shares (less all costs of sale and incidental taxes).

2.   CAPITAL GAINS AMOUNT

     If there is a Capital Gain, the "Capital Gains Amount" for the purpose of this agreement shall equal the equivalent in Euros of 50% of the Capital Gain.


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